Conversion Services International Expands Practice
                   through Acquisition of McKnight Associates

         -Renowned Business Intelligence Consultancy, Headed by Industry Luminary William McKnight, Augments CSI's Growing Organization-

EAST HANOVER, N.J. (July 25, 2005) -- Conversion Services International, Inc. (OTCBB: CSII) ("CSI"), a premier professional services firm focused on delivering the value in business intelligence, data warehousing and data management solutions to Global 2000 organizations and other businesses, today announced its acquisition of McKnight Associates, Inc., a highly regarded business intelligence and data warehouse consultancy.

William McKnight, who joins CSI as Senior Vice President, Data Warehousing, founded McKnight Associates in 1998. Since inception, McKnight Associates, Inc. has focused on successfully designing, developing, and implementing data warehousing and business intelligence solutions for its clients in numerous industries. At CSI, McKnight will work with clients on data warehousing strategy and architecture, enhancing and defining best practices, contributing to CSI's Technology Advisory Committee (TAC), and representing CSI at industry conferences and educational forums.

Glenn Peipert, CSI's Executive Vice President and Chief Operating Officer commented, "We've always been impressed with the fine work of McKnight Associates. Under William's tutelage, their organization has earned the admiration of blue-chip clients." He continued, "McKnight Associates and CSI share similar philosophies, including a strong commitment to business intelligence as an ongoing process. We're confident the McKnight team will help support CSI's growth, as well as our market outreach programs."

McKnight is a well-known business intelligence industry leader. A columnist for major data management trade publications, he has also spoken at more than 100 international events. He is a frequent best practices judge for The Data Warehousing Institute, DM Review magazine's World Class Solution Award, and the Software & Information Industry Association's Codie Awards. Quoted extensively on business intelligence and data warehousing topics, he will continue to contribute thought leadership to the business intelligence industry.


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William McKnight commented, "This acquisition is beneficial for our present and future clients, partners, and employees. Business intelligence has never been more important in achieving the goal of sustained growth. The delivery capacity of our organization is strong and will be applied sharply to making information the distinguishing corporate asset it needs to be for our clients."

About Conversion Services International, Inc.

Conversion Services International, Inc. (CSI) is a leading provider of a new category of professional services focusing on strategic consulting, data warehousing, business intelligence, and information technology management solutions. CSI offers an array of products and services to help companies define, develop, and implement the warehousing and strategic use of both enterprise-wide and specific categories of strategic data. CSI's current customers include Verizon Wireless, Morgan Stanley, Pfizer, Goldman Sachs, Merck and Standard & Poor's. Information about CSI can be found on the web at www.csiwhq.com or by calling its corporate headquarters at 888-CSI-5036.

Note on Forward-Looking Statements

Except for the historical information contained herein, this press release contains, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Such statements may include, without limitation, statements with respect to CSI's plans, objectives, expectations and intentions and other statements identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans" or similar expressions. These statements are based upon the current beliefs and expectations of CSI's management and are subject to significant risks and uncertainties, including those detailed in CSI's filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond CSI's control). CSI undertakes no obligation to update publicly any forward-looking statements.

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Note to editors: Trademarks and registered trademarks contained herein remain the property of their respective owners. Photos of William McKnight and Glenn Peipert are available from The Devon Group.

Media Contact:

Jeanne Achille
The Devon Group
(732) 542-2000, ext. 11 jeanne@devonpr.com